Exhibit 99.1
LEXICON ANNOUNCES PRICING OF COMMON STOCK
IN PUBLIC OFFERING
The Woodlands, Texas, March 16, 2010 — Lexicon Pharmaceuticals, Inc. (Nasdaq: LXRX) today announced the pricing of a public offering and concurrent private placement of its common stock in which the aggregate net proceeds to Lexicon will be approximately $165.0 million. The public offering consists of 87,717,391 shares of its common stock at a public offering price of $1.15 per share. In connection with the public offering, Lexicon agreed to sell an additional 59,296,749 shares of its common stock at the public offering price to Invus, L.P., Lexicon’s largest stockholder, in a concurrent private placement upon Invus’ exercise of its right to purchase shares sufficient to maintain its pro rata ownership of Lexicon’s common stock.
All of the shares subject to the public offering are being offered by Lexicon pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Lexicon has also granted the underwriters a 30-day option to purchase up to an aggregate of 8,804,348 additional shares of common stock to cover over-allotments, if any. To the extent the underwriters exercise their over-allotment option, Invus may purchase up to an aggregate of 5,951,718 additional shares of common stock in a private placement pursuant to its right to purchase shares sufficient to maintain its pro rata ownership of Lexicon’s common stock. Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. are acting as joint book-runners for the public offering, with Cowen and Company, LLC and Thomas Weisel Partners LLC acting as co-managers.
This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale is not permitted. The offering of the securities in the public offering will be made only by means of a final prospectus supplement and accompanying prospectus, copies of which may be obtained from Morgan Stanley & Co. Incorporated, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, New York 10014, telephone: (866) 718-1649, or by emailing prospectus@morganstanley.com, or from J.P. Morgan Securities, Inc., Attention: Broadridge Financial Solutions at 1155 Long Island Avenue, Edgewood, New York 11717, or by telephone at (866) 803-9204.
The issuer has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission, or SEC, for an offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and related prospectus supplements and other documents that the issuer has filed or will file with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may obtain a final prospectus supplement and accompanying prospectus as indicated above.
The shares to be sold to Invus in the private placement have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or applicable exemption from the registration requirement of such Act and applicable state securities laws.
About Lexicon
Lexicon is a biopharmaceutical company focused on discovering breakthrough treatments for human disease. Lexicon currently has four drug candidates in mid-stage development for diabetes, irritable bowel syndrome, carcinoid syndrome, and rheumatoid arthritis, all of which were discovered by the company’s research team.
Safe Harbor Statement
This press release contains “forward-looking” statements, including statements related to Lexicon’s expectations regarding the completion, timing and size of the public offering and concurrent private placement. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipated,” “will,” “proposed,” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Lexicon’s results to differ materially from those indicated by these forward-looking statements, including risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the public offering and concurrent private placement. There can be no assurance that Lexicon will be able to complete the public offering or concurrent private placement on the anticipated terms, or at all. Additional risks and uncertainties relating to the public offering and concurrent private placement, Lexicon and its business can be found under the headings “Factors Affecting Forward-Looking Statements” and “Risk Factors” in Lexicon’s annual report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission and under the heading “Risk Factors” in the final prospectus supplement related to the public offering to be filed with the Securities and Exchange Commission. Unless required by applicable law, Lexicon undertakes no obligation to update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
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Contact for Lexicon:
D. Wade Walke
Senior Director, Corporate Communications
281/863-3046
wwalke@lexpharma.com